UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2008

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California 90021-1106

Registrant’s telephone number, including area code: 213-488-0226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 2.02	Results of Operations and Financial Condition.

The financial information for the quarters in the year ended December 31, 2007, furnished hereto as Exhibit 99.1 to this Current Report on Form 8-K is provided as a basis for comparison to our quarterly results of operations in 2008.

American Apparel, Inc., a Delaware corporation, was incorporated in Delaware on July 22, 2005 as Endeavor Acquisition Corp. (the “Registrant”), a blank check company formed to acquire an operating business. On December 21, 2005, the Registrant consummated its initial public offering (“Offering”), and on December 18, 2006, entered into an Agreement and Plan of Reorganization (the “Acquisition Agreement”) with American Apparel, Inc., a California corporation (“Old American Apparel”), and its affiliated companies.

On November 7, 2007, the Registrant entered into an amended Acquisition Agreement (the “Amended Acquisition Agreement”). The Registrant consummated the acquisition of Old American Apparel and its affiliated companies on December 12, 2007 (the “Acquisition” or “Merger”). Pursuant to the Amended Acquisition Agreement, Old American Apparel and its affiliates, American Apparel Canada Wholesale Inc. and American Apparel Canada Retail Inc. (the affiliates are collectively referred to as the “CI Companies”), became wholly owned subsidiaries of the Registrant. Upon the completion of the Merger, the Registrant changed its name to American Apparel, Inc. Old American Apparel and the CI Companies are collectively referred to as the “American Apparel Companies” and the consolidated entity, including the Registrant, is collectively referred to as the “Company.”

For accounting purposes, the business combination was treated as a reverse merger and recapitalization, since the majority stockholder of the American Apparel Companies owned a majority of the outstanding shares of the common stock of the Registrant immediately following the completion of the Merger. The American Apparel Companies were the accounting acquirer and, consequently, the Merger was treated as a recapitalization of the American Apparel Companies. Accordingly, the historical operations that are reflected in the financial information below are those of the American Apparel Companies and were recorded at the historical cost basis of the American Apparel Companies. The Registrant’s assets and liabilities were consolidated as of December 12, 2007 and were recorded at their net tangible book value; the Registrant’s results of operations were consolidated with the American Apparel Companies commencing December 12, 2007.

We are electing to provide the historical financial information attached, including certain segment information, as Exhibit 99.1 hereto because we believe that such information is useful to our investors. We are also providing a detailed break down of net sales by class of customer and business segment in order to enhance investors’ understanding of, and to clarify, the Company’s prior presentation of such information. This information reflects the historical results of operations of the Company, including the results of operations of Old American Apparel and the CI Companies which were separate, private companies prior to the consummation of the Merger, and did not file reports with the Securities and Exchange Commission (the “SEC”). The information includes certain reclassifications to conform to changes in presentation reflected in management reporting in 2008.

The information in this Item 2.02 and Item 9.01 below, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements which are based upon the current beliefs and expectations of our management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: changes in the level of consumer spending or preferences or demand for our products; increasing competition; our ability to hire and retain key personnel and our relationship with our employees; suitable store locations and our ability to attract customers to our stores; effectively carrying out and managing our growth strategy; failure to maintain the value and image of our brand and protect our intellectual property rights; declines in comparable store sales; seasonality; consequences of our significant indebtedness, including our ability to comply with our debt agreements and generate cash flow to service our debt; costs of materials and labor; location of our facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation; compliance with or changes in laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business; our ability to upgrade our information technology infrastructure and other risks associated with the systems that operate our online retail operations; general economic and industry conditions; and other risks detailed in our filings with the SEC, including our 2007 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for the first and second quarters of 2008. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are being furnished herewith:

Exhibit No.	Description
99.1	American Apparel, Inc. financial information for the quarters in the year ended December 31, 2007

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Date: September 19, 2008	By:	/s/ Dov Charney
	Name:	Dov Charney
	Title:	President and Chief Executive Officer

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